Marathon Patent Group to Acquire Global Bit Ventures Inc, a Digital Asset Technology Company

Global Bit Ventures Owns and Runs Cryptocurrency Mining Servers

LOS ANGELES, CA - (Marketwired – November 2, 2017) - Marathon Patent Group, Inc. (NASDAQ: MARA) (“Marathon” or the “Company”), an IP licensing and management company, today announced that it has entered into a definitive purchase agreement to acquire 100% ownership of Global Bit Ventures Inc. (“GBV”), a digital asset technology company that mines cryptocurrencies. GBV has robust infrastructure in place with significant capability for expansion. The closing of the transaction is subject to obtaining requisite approvals.

“We previously expressed our intent to review alternative business directions with the goal of enhancing shareholder value,” stated Doug Croxall, CEO of Marathon Patent Group. “We believe the acquisition of Global Bit Ventures will take advantage of an ongoing revolution in digital transactions conducted on blockchains as we see increasing adoption and proliferation of blockchain protocols in our everyday lives.”

“This transaction marks a major milestone for GBV and sets the stage for rapid revenue acceleration in the years ahead,” stated Charles Allen, Director of GBV and an early mover in the digital asset industry.

GBV is a technology company that powers and secures Blockchains by operating custom hardware and software, which verify Blockchain transactions. GBV currently owns 250GH/s of GPU mining servers and plans to add 14PH/s of ASIC hashing servers.

“This acquisition provides investors an opportunity to invest in one of the first NASDAQ-listed public companies to enter this rapidly growing industry,” stated Merrick Okamoto, Chairman.

Blockchains are decentralized digital ledgers that record and enable secure peer-to-peer transactions without third party intermediaries. Blockchains are secured by miners that use powerful computer networks to secure and verify every transaction.

About Marathon Patent Group, Inc.

Marathon is an IP licensing and management company. The Company acquires and manages IP rights from a variety of sources, including large and small corporations, universities and other IP owners. Marathon has a global focus on IP acquisition and management.

About Global Bit Ventures, Inc.

Global Bit Ventures Inc. is a growth oriented, private Nevada incorporated company, with operations in Quebec where it is strategically positioned to accelerate growth. GBV owns state-of-the-art GPU-based servers used to mine digital assets.

Forward-Looking Statements

Statements made in this press release include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding, but not limited to, the amount and use of proceeds the Company expects to receive from the sale of the shares of common stock in the registered direct offering and the closing of the transactions. Forward-looking statements can be identified by the use of words such as “may,” “will,” “plan,” “should,” “expect,” “anticipate,” “estimate,” “continue,” or comparable terminology. Such forward-looking statements are inherently subject to certain risks, trends and uncertainties, many of which the Company cannot predict with accuracy and some of which the Company might not even anticipate, and involve factors that may cause actual results to differ materially from those projected or suggested. Readers are cautioned not to place undue reliance on these forward-looking statements and are advised to consider the factors listed above together with the additional factors under the heading “Risk Factors” in the Company’s Annual Reports on Form 10-K, as may be supplemented or amended by the Company’s Quarterly Reports on Form 10-Q. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events, new information or otherwise.

CONTACT INFORMATION

Marathon Patent Group

Jason Assad

678-570-6791

Jason@marathonpg.com